UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

..........................................

FORM SB-2

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OKANA VENTURES, INC.

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	1081 (Primary Standard Industrial Classification Code Number)	20-2881151 (I.R.S. Employer Identification No.)

7071 Jasper Drive

Vernon, British Columbia

Canada, V1H 1P2

(250) 545-0383

(Address and telephone number of principal executive offices)

Nevada Corporate Headquarters, Inc.

#700 - 101 Convention Center Drive

Las Vegas, Nevada 89109

(702) 873-3488

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities to be Registered Common Stock	Amount To Be Registered 4,000,000	Offering Price Per Share $0.02	Aggregate Offering Price $80,000	Registered Fee [ 1] $8.56

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

REGISTRANT IS FILING THIS AMENDMENT TO ITS REGISTRATION STATEMENT, SEC FILE NO. 333-138146, FILED OCTOBER 20, 2006, SOLELY FOR THE REASON OF UPDATING THE LEGAL OPINION AND CONSENT FILED AS EXHIBIT 5.1 THERETO.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vernon, Province of British Columbia, Canada, on this 18th day of October, 2006.

OKANA VENTURES, INC.

/s/ Ronnie Birch

Ronnie Birch

President, Chief Executive Officer, Director

/s/ Michael Upham

Michael Upham

Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Ronnie Birch                                                                     Date: November 3, 2006

Ronnie Birch

President, Chief Executive Officer, Director

/s/ Michael Upham                                                                 Date: November 3, 2006

Michael Upham

Secretary, Treasurer, Chief Financial Officer,

Chief Accounting Officer, Director

/s/ Mervyn Weiss                                                                     Date: November 3, 2006

Mervyn Weiss

Director

61